UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 22, 2004

CLEVELAND-CLIFFS INC

(Exact Name of Registrant as Specified in Its Charter)

OHIO	1-8944	34-1464672

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio	44114-2589

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216-694-5700)

(Former name or former address, if changed since last report)

ITEM 9.	Regulation FD Disclosure.

Cleveland-Cliffs Inc published a News Release on July 22, 2004 as follows:

SEC Declares Effective Cleveland-Cliffs Inc Registration Statement Relating to
its 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock for
Resale by Selling Securityholders

     CLEVELAND, OH, July 22, 2004 — Cleveland-Cliffs Inc (NYSE: CLF) announced today that its Registration Statement on Form S-3 relating to the resale of its 3.25% redeemable cumulative convertible perpetual preferred stock, the convertible subordinated debentures issuable in exchange for the preferred stock and the common stock issuable upon conversion of the preferred stock and the convertible subordinated debentures, by the holders of those securities has been declared effective by the Securities and Exchange Commission. On the same date, however, the Company suspended the availability of the registration statement and related prospectus until further notice due to the pendency of the release of its earnings for the fiscal quarter ended June 30, 2004.

     This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security.

     Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America, and sells the majority of its pellets to integrated steel companies in North America and Canada. The Company operates six iron ore mines in Michigan, Minnesota and Eastern Canada.

     This news release contains predictive statements that are intended to be made as “forward-looking” within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEVELAND-CLIFFS INC

	By:	/s/ Donald J. Gallagher

		Name:	Donald J. Gallagher
		Title:	Senior Vice President,
Chief Financial Officer and
Treasurer
Date: July 23, 2004

3